                                                                   Exhibit 3.3.2

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                         ****************************

     Pennsylvania Glass Sand Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of PENNSYLVANIA GLASS SAND CORPORATION be amended by changing Article First thereof to read as follows:

         "FIRST: The name of the Corporation is U.S.
         SILICA COMPANY (hereinafter called the
         Corporation)."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228, of the General Corporation Law of the State of Delaware.

     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on December 31, 1986.
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     IN WITNESS WHEREOF, said Pennsylvania Glass Sand Corporation has caused this certificate to be signed by Richard E. Goodell, its President, and attested by Charles V. Bush, its Secretary this 20/th/ day of October, 1986.



                              PENNSYLVANIA GLASS SAND
                              CORPORATION

                              By /s/ Richard E. Goodell
                                 -----------------------------
                                 President

(Corporate Seal)

ATTEST:

By: /s/ Charles V. Bush
    --------------------------
        Secretary


                                       2
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STATE OF WEST VIRGINIA  )
                        ) ss.:
COUNTY OF MORGAN        )

     BE IT REMEMBERED that on this 21/st/ day of October, 1986, personally came before me, a Notary Public in and for the County and State aforesaid, Richard E. Goodell, President of Pennsylvania Glass Sand Corporation, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation, and that the facts stated therein are true and that the seal affixed to said certificate and attested by the Secretary of said corporation is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and seal of office the day and year aforesaid.



                                          /s/ Mary E. Phillips
                                          ----------------------------

                                          (Notary Seal)